Exhibit 10.5

OFFICER SALARY CONTINUATION AGREEMENT THAT
 SUPERSEDES AND REPLACES THE EXECUTIVE
 SUPPLEMENTAL RETIREMENT PLAN AGREEMENT
 EFFECTIVE JUNE 2, 1998

THIS AGREEMENT, made and entered into this 24th day of January, 2007, by and between Bank of Upson, a bank organized and existing under the laws of the State of Georgia (hereinafter referred to as the “Bank”), and Daniel W. Brinks, an Officer of the Bank (hereinafter referred to as the “Officer”), a member of a select group of management employees of the Bank.

WHEREAS, the Bank and the Officer are parties to an Executive Supplemental Retirement Plan Agreement dated the 2nd day of June, 1998 that provides for the payment of certain benefits. This Officer Salary Continuation Agreement that supersedes and replaces the Executive Supplemental Retirement Plan Agreement dated the 2nd day of June, 1998 shall bring the Executive Supplemental Retirement Plan Agreement dated the 2nd day of June, 1998 into compliance with Internal Revenue Code Section 409A. The benefits provided hereunder shall supersede and replace the existing Executive Supplemental Retirement Plan Agreement and the benefits provided thereby;

WHEREAS, the Officer has been and continues to be a valued Officer of the Bank;

WHEREAS, the purpose of this Agreement is to further the growth and development of the Bank by providing the Officer with supplemental retirement income, and thereby encourage the Officer’s productive efforts on behalf of the Bank and the Bank’s shareholders, and to align the interests of the Officer and those shareholders.

WHEREAS, it is the desire of the Bank and the Officer to enter into this Agreement under which the Bank will agree to make certain payments to the Officer at retirement or the Officer’s Beneficiary in the event of the Officer’s death pursuant to this Agreement;

ACCORDINGLY, it is intended that the Agreement be “unfunded” for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and not be construed to provide income to the participant or beneficiary under the Internal Revenue Code of 1986, as amended (the “Code”), particularly Section 409A of the Code and guidance or regulations issued thereunder, prior to actual receipt of benefits; and

THEREFORE, it is agreed as follows:

I.	EFFECTIVE DATE

The Effective Date of this Agreement shall be March 28, 2006.

II.	FRINGE BENEFITS

The salary continuation benefits provided by this Agreement are granted by the Bank as a fringe benefit to the Officer and are not part of any salary reduction plan or an arrangement deferring a bonus or a salary increase. The Officer has no option to take any current payment or bonus in lieu of these salary continuation benefits except as set forth hereinafter.

III.	DEFINITIONS

A.	Retirement Date:

If the Officer remains in the continuous employ of the Bank, the Officer shall retire from active employment with the Bank on the later of the Officer’s sixty-fifth (65th) birthday or Separation from Service.

B.	Normal Retirement Age:

“Normal Retirement Age” shall mean the date on which the Officer attains age sixty-five (65).

C.	Plan Year:

Any reference to “Plan Year” shall mean a calendar year from January 1st to December 31st. In the year of implementation, the term “Plan Year” shall mean the period from the effective date to December 31st of the year of the effective date.

D.	Termination of Employment:

“Termination of Employment” shall mean voluntary resignation of employment by the Officer or the Bank’s discharge of the Officer without cause, prior to the Normal Retirement Age.

E.	Separation from Service:

“Separation from Service” shall mean that the Officer has experienced a Termination of Employment from the Bank. Where the Officer continues to perform services for the Bank following a Termination of Employment, however, and the facts and circumstances indicate that such services are intended by the Bank and the Officer to be more than “insignificant” services, a Separation from Service will not be deemed to have occurred and any amounts deferred under this Agreement may not be paid or made available to the Officer. The determination of whether such services are considered “insignificant” will be based upon all facts and circumstances relating to the termination and upon any applicable rules and regulations issued under Section 409A of the Code. Military leave, sick leave, or other bona fide leaves of absence are not generally considered terminations of employment.

F.	Discharge for Cause:

The term “for cause” shall mean any of the following that result in an adverse effect on the Bank: (i) the commission of a felony or gross misdemeanor involving fraud or dishonesty; (ii) the willful violation of any law, rule, or regulation (other than a traffic violation or similar offense); (iii) an intentional failure to perform stated duties; or (iv) a breach of fiduciary duty involving personal profit. If a dispute arises as to discharge “for cause,” such dispute shall be resolved by arbitration as set forth in this Agreement. In the alternative, if the Officer is permitted to resign due to inappropriate conduct as defined above, the Board of Directors may vote to deny all benefits. A majority decision by the Board of Directors is required for forfeiture of the Officer’s benefits.

G.	Change of Control:

“Change of Control” shall mean a change in ownership or control of the Bank as defined in Treasury Regulation Section 1.409A-3(g)(5) or any subsequently applicable Treasury Regulation.

H.	Restriction on Timing of Distribution:

Notwithstanding any provision of this Agreement to the contrary, distributions to the Officer may not commence earlier than six (6) months after the date of a Separation from Service, as that term is used under Section 409A if, pursuant to Internal Revenue Code Section 409A, the Officer is considered a “specified employee” under Internal Revenue Code Section 416(i), of the Bank if any stock of the Bank is publicly traded on an established securities market or otherwise. In the event a distribution is delayed pursuant to this paragraph, the originally scheduled payment shall be delayed for six (6) months, and shall commence instead on the first day of the seventh month following Separation from Service. If payments are scheduled to be made in installments, the first six (6) months of installment payments shall be delayed, aggregated, and paid instead on the first day of the seventh month, after which all installment payments shall be made on their regular schedule. If payment is scheduled to be made in a lump sum, the lump payment shall be delayed for six (6) months and instead be made on the first day of the seventh month.

I.	Beneficiary:

The Officer shall have the right to name a Beneficiary of the death benefit as described in Paragraph IV herein. The Officer shall have the right to name such Beneficiary at any time prior to the Officer’s death and submit it to the Plan Administrator (or Plan Administrator’s representative) on the form provided. Once received and acknowledged by the Plan Administrator, the form shall be effective. The Officer may change a Beneficiary designation at any time by submitting a new form to the Plan Administrator. Any such change shall follow the same rules as for the original Beneficiary designation and shall automatically supersede the existing Beneficiary form on file with the Plan Administrator.

If the Officer dies without a valid Beneficiary designation on file with the Plan Administrator, death benefits shall be paid to the Officer’s estate.

If the Plan Administrator determines in its discretion that a benefit is to be paid to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of that person’s property, the Plan Administrator may direct distribution of such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Plan Administrator may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Any distribution of a benefit shall be a distribution for the account of the Officer and the Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Agreement for such distribution amount.

IV.	RETIREMENT BENEFIT

Upon attainment of the Retirement Date, the Bank shall pay the Officer an annual benefit equal to One Hundred Thousand and 00/100th Dollars ($100,000.00). Said benefit shall be paid in equal monthly installments (1/12th of the annual benefit) until the death of the Officer. Said payment shall be made the first day of the month following the date of such Separation from Service.

V.	DEATH BENEFIT

A.	Pre-Retirement Death Benefit:

In the event the Officer should die while actively employed by the Bank at any time after the date of this Agreement but prior to the Officer attaining the Retirement Date, the Bank will pay the accrued balance on the date of death, of the Officer’s accrued liability retirement account in one (1) lump sum, the first day of the second month following the Officer’s death, to the Beneficiary.

B.	Post-Retirement Death Benefit:

Upon the death of the Officer, if there is a balance in the accrued liability retirement account, such balance shall be paid in one (1) lump sum to the Beneficiary. Said payment due hereunder shall be made the first day of the second month following the Officer’s death.

VI.	ACCRUED LIABILITY RETIREMENT ACCOUNT

The Bank shall account for this benefit using the regulatory accounting principles of the Bank’s primary federal regulator. The Bank shall establish an accrued liability retirement account for the Officer into which appropriate reserves shall be accrued.

VII.	VESTING

The Officer shall be vested in the accrued liability retirement account in accordance with the following schedule to a maximum of one hundred percent (100%).

Age of Officer	Vested (to a maximum of 100%)
Age 59 and under	0%
60	50%
61	60%
62	70%
63	80%
64	90%
65	100%

VIII.	TERMINATION OF EMPLOYMENT

In the event that the employment of the Officer shall terminate prior to Normal Retirement Age, by the Officer’s voluntary action, or by the Officer’s discharge by the Bank without cause, then this Agreement shall terminate upon the date of such termination of employment and the Bank shall pay to the Officer an amount of money equal to balance of the Officer’s accrued liability retirement account on the date of said termination, multiplied by the Officer’s cumulative vested percentage. This compensation shall be paid in one (1) lump sum the first day of the second month following Separation from Service.

In the event the Officer’s death should occur after such termination but prior to the payment provided for in this paragraph, the balance shall be paid, in one (1) lump sum to the Beneficiary. Said payment due hereunder shall be made the first day of the second month following the decease of the Officer.

In the event the Officer shall be discharged for cause at any time, this Agreement shall terminate and all benefits provided herein shall be forfeited.

IX.	CHANGE OF CONTROL

If the Officer subsequently suffers a Termination of Employment (voluntarily or involuntarily), except for cause, anytime subsequent to a Change of Control, then the Officer shall receive the benefits stated in Paragraph IV herein upon attaining Normal Retirement Age, as if the Officer had been continuously employed by the Bank until the Officer’s Normal Retirement Age.

X.	RESTRICTIONS ON FUNDING

The Bank shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Agreement. The Officer, their beneficiary(ies), or any successor in interest shall be and remain simply a general creditor of the Bank in the same manner as any other creditor having a general claim for matured and unpaid compensation.

The Bank reserves the absolute right, at its sole discretion, to either fund the obligations undertaken by this Agreement or to refrain from funding the same and to determine the extent, nature and method of such funding. Should the Bank elect to fund this Agreement, in whole or in part, through the purchase of life insurance, mutual funds, disability policies or annuities, the Bank reserves the absolute right, in its sole discretion, to terminate such funding at any time, in whole or in part. At no time shall any Officer be deemed to have any lien, right, title or interest in any specific funding investment or assets of the Bank.

If the Bank elects to invest in a life insurance, disability or annuity policy on the life of the Officer, then the Officer shall assist the Bank by freely submitting to a physical exam and supplying such additional information necessary to obtain such insurance or annuities.

XI.	MISCELLANEOUS

A.	Alienability and Assignment Prohibition:

Neither the Officer, nor the Officer’s surviving spouse, nor any other Beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Officer or the Officer’s Beneficiary, nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. In the event the Officer or any Beneficiary attempts assignment, commutation, hypothecation, transfer or disposal of the benefits hereunder, the Bank’s liabilities shall forthwith cease and terminate.

B.	Binding Obligation of the Bank and any Successor in Interest:

The Bank shall not merge or consolidate into or with another bank or sell substantially all of its assets to another bank, firm or person until such bank, firm or person expressly agree, in writing, to assume and discharge the duties and obligations of the Bank under this Agreement. This Agreement shall be binding upon the parties hereto, their successors, beneficiaries, heirs and personal representatives.

C.	Amendment or Revocation:

Subject to Paragraph XIII, it is agreed by and between the parties hereto that, during the lifetime of the Officer, this Agreement may be amended or revoked at any time or times, in whole or in part, by the mutual written consent of the Officer and the Bank. Any such amendment shall not be effective to decrease or restrict any Officer’s accrued benefit under this Agreement, determined as of the date of amendment, unless agreed to in writing by the Officer, and provided further, no amendment shall be made, or if made, shall be effective, if such amendment would cause the Agreement to violate Internal Revenue Code Section 409A. In the event this Agreement is terminated, such termination shall not cause a distribution of benefits, except under limited circumstances as permitted under Section 409A (i.e., 30 days before or 12 months after a Change of Control event, upon termination of all arrangements of the same type, or upon corporate dissolution or bankruptcy).

D.	Gender:

Whenever in this Agreement words are used in the masculine or neutral gender, they shall be read and construed as in the masculine, feminine or neutral gender, whenever they should so apply.

E.	Headings:

Headings and subheadings in this Agreement are inserted for reference and convenience only and shall not be deemed a part of this Agreement.

F.	Applicable Law:

The laws of the State of Georgia shall govern the validity and interpretation of this Agreement.

G.	Partial Invalidity:

If any term, provision, covenant, or condition of this Agreement is determined by an arbitrator or a court, as the case may be, to be invalid, void, or unenforceable, such determination shall not render any other term, provision, covenant, or condition invalid, void, or unenforceable, and the Agreement shall remain in full force and effect notwithstanding such partial invalidity.

H.	Not a Contract of Employment:

This Agreement shall not be deemed to constitute a contract of employment between the parties hereto, nor shall any provision hereof restrict the right of the Bank to discharge the Officer, or restrict the right of the Officer to terminate employment.

I.	Tax Withholding:

The Bank shall withhold any taxes that are required to be withheld, under Section 409A of the Code and regulations thereunder, from the benefits provided under this Agreement. The Officer acknowledges that the Bank’s sole liability regarding taxes is to forward any amounts withheld to the appropriate taxing authority(ies).

J.	Opportunity to Consult with Independent Advisors:

The Officer acknowledges that he has been afforded the opportunity to consult with independent advisors of his choosing including, without limitation, accountants or tax advisors and counsel regarding both the benefits granted to him under the terms of this Agreement and the: (i) terms and conditions which may affect the Officer’s right to these benefits; and (ii) personal tax effects of such benefits including, without limitation, the effects of any federal or state taxes, Section 280G of the Code, Section 409A of the Code and guidance or regulations thereunder, and any other taxes, costs, expenses or liabilities whatsoever related to such benefits, which in any of the foregoing instances the Officer acknowledges and agrees shall be the sole responsibility of the Officer notwithstanding any other term or provision of this Agreement. The Officer further acknowledges and agrees that the Bank shall have no liability whatsoever related to any such personal tax effects or other personal costs, expenses, or liabilities applicable to the Officer and further specifically waives any right for himself or herself, and his or her heirs, beneficiaries, legal representative, agents, successor and assign to claim or assert liability on the part of the Bank related to the matters described above in this paragraph. The Officer further acknowledges that he has read, understands and consents to all of the terms and conditions of this Agreement, and that he enters into this Agreement with a full understanding of its terms and conditions.

K.	Permissible Acceleration Provision:

Under Section 409A(a)(3), a payment of deferred compensation may not be accelerated except as provided in regulations by the Internal Revenue Code. Certain permissible payment accelerations include payments necessary to comply with a domestic relations order, payments necessary to comply with certain conflict of interest rules, payments intended to pay employment taxes, and certain de minimis payments related to the participant’s termination of the Officer’s interest in the plan.

XII.	ADMINISTRATIVE AND CLAIMS PROVISION

A.	Plan Administrator:

The “Plan Administrator” of this Agreement shall be Bank of Upson. As Plan Administrator, the Bank shall be responsible for the management, control and administration of the Agreement. The Plan Administrator may delegate to others certain aspects of the management and operation responsibilities of the Agreement including the employment of advisors and the delegation of ministerial duties to qualified individuals.

B.	Claims Procedure:

a.    Filing a Claim for Benefits:

Any insured, Beneficiary, or other individual, (“Claimant”) entitled to benefits under this Agreement will file a claim request with the Plan Administrator. The Plan Administrator will, upon written request of a Claimant, make available copies of all forms and instructions necessary to file a claim for benefits or advise the Claimant where such forms and instructions may be obtained. If the claim relates to disability benefits, then the Plan Administrator shall designate a sub-committee to conduct the initial review of the claim (and applicable references below to the Plan Administrator shall mean such sub-committee).

b.    Denial of Claim:

A claim for benefits under this Agreement will be denied if the Bank determines that the Claimant is not entitled to receive benefits under the Agreement. Notice of a denial shall be furnished the Claimant within a reasonable period of time after receipt of the claim for benefits by the Plan Administrator. This time period shall not exceed more than ninety (90) days after the receipt of the properly submitted claim. In the event that the claim for benefits pertains to disability, the Plan Administrator shall provide written notice within forty-five (45) days. However, if the Plan Administrator determines, in its discretion, that an extension of time for processing the claim is required, such extension shall not exceed an additional ninety (90) days. In the case of a claim for disability benefits, the forty-five (45) day review period may be extended for up to thirty (30) days if necessary due to circumstances beyond the Plan Administrator’s control, and for an additional thirty (30) days, if necessary. Any extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render the determination on review.

c.    Content of Notice:

The Plan Administrator shall provide written notice to every Claimant who is denied a claim for benefits which notice shall set forth the following:

(i.)	The specific reason or reasons for the denial;

(ii.)	Specific reference to pertinent Agreement provisions on which the denial is based;

(iii.)	A description of any additional material or information necessary for the Claimant to perfect the claim, and any explanation of why such material or information is necessary; and

(iv.)	Any other information required by applicable regulations, including with respect to disability benefits.

d.    Review Procedure:

The purpose of the Review Procedure is to provide a method by which a Claimant may have a reasonable opportunity to appeal a denial of a claim to the Plan Administrator for a full and fair review. The Claimant, or his duly authorized representative, may:

(i.)
Request a review upon written application to the Plan Administrator. Application for review must be made within sixty (60) days of receipt of written notice of denial of claim. If the denial of claim pertains to disability, application for review must be made within one hundred eighty (180) days of receipt of written notice of the denial of claim;

(ii.)	Review and copy (free of charge) pertinent Agreement documents, records and other information relevant to the Claimant’s claim for benefits;

(iii.)	Submit issues and concerns in writing, as well as documents, records, and other information relating to the claim.

e.    Decision on Review:

A decision on review of a denied claim shall be made in the  following manner:

(i.)
The Plan Administrator may, in its sole discretion, hold a hearing on the denied claim. If the Claimant’s initial claim is for disability benefits, any review of a denied claim shall be made by members of the Plan Administrator other than the original decision maker(s) and such person(s) shall not be a subordinate of the original decision maker(s). The decision on review shall be made promptly, but generally not later than sixty (60) days after receipt of the application for review. In the event that the denied claim pertains to disability, such decision shall not be made later than forty-five (45) days after receipt of the application for review. If the Plan Administrator determines that an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial sixty (60) day period. In no event shall the extension exceed a period of sixty (60) days from the end of the initial period. In the event the denied claim pertains to disability, written notice of such extension shall be furnished to the Claimant prior to the termination of the initial forty-five (45) day period. In no event shall the extension exceed a period of thirty (30) days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render the determination on review.

(ii.)
The decision on review shall be in writing and shall include specific reasons for the decision written in an understandable manner with specific references to the pertinent Agreement provisions upon which the decision is based.

(iii.)
The review will take into account all comments, documents, records and other information submitted by the Claimant relating to the claim without regard to whether such information was submitted or considered in the initial benefit determination. Additional considerations shall be required in the case of a claim for disability benefits. For example, the claim will be reviewed without deference to the initial adverse benefits determination and, if the initial adverse benefit determination was based in whole or in part on a medical judgment, the Plan Administrator will consult with a health care professional with appropriate training and experience in the field of medicine involving the medical judgment. The health care professional who is consulted on appeal will not be the same individual who was consulted during the initial determination or the subordinate of such individual. If the Plan Administrator obtained the advice of medical or vocational experts in making the initial adverse benefits determination (regardless of whether the advice was relied upon), the Plan Administrator will identify such experts.

(iv.)
The decision on review will include a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records or other information relevant to the Claimant’s claim for benefits.

f.	Exhaustion of Remedies:

A Claimant must follow the claims review procedures under this Agreement and exhaust his or her administrative remedies before taking any further action with respect to a claim for benefits.

C.	Arbitration:

If claimants continue to dispute the benefit denial based upon completed performance of this Agreement or the meaning and effect of the terms and conditions thereof, then claimants may submit the dispute to an Arbitrator for final arbitration. The Arbitrator shall be selected by mutual agreement of the Bank and the claimants. The Arbitrator shall operate under any generally recognized set of arbitration rules. The parties hereto agree that they and their heirs, personal representatives, successors and assigns shall be bound by the decision of such Arbitrator with respect to any controversy properly submitted to it for determination.

Where a dispute arises as to the Bank’s discharge of the Officer “for cause,” such dispute shall likewise be submitted to arbitration as above described and the parties hereto agree to be bound by the decision thereunder.

XIII.	TERMINATION OR MODIFICATION OF AGREEMENT BY REASON OF CHANGES IN THE LAW, RULES OR REGULATIONS

The Bank is entering into this Agreement upon the assumption that certain existing tax laws, rules and regulations will continue in effect in their current form. If any said assumptions should change and said change has a detrimental effect on this Agreement, then the Bank reserves the right to terminate or modify this Agreement accordingly. Any such termination or modification shall not be effective to decrease or restrict any Executive’s Accrued Liability Retirement Account under this Agreement, determined as of the date of amendment, unless agreed to in writing by the Executive, and provided further, no amendment shall be made, or if made, shall be effective, if such termination or modification would cause the Agreement to violate Internal Revenue Code Section 409A. In the event this Agreement is terminated, such termination shall not cause a distribution of benefits, except under limited circumstances as permitted under Section 409A (i.e., 30 days before or 12 months after a Change in Control event, upon termination of all arrangements of the same type, or upon corporate dissolution or bankruptcy). Upon a Change of Control, this paragraph shall become null and void effective immediately upon said Change of Control.

IN WITNESS WHEREOF, the parties hereto acknowledge that each has carefully read this Agreement and executed the original thereof on the first day set forth hereinabove, and that, upon execution, each has received a conforming copy.

BANK OF UPSON
Thomaston, Georgia

__________________________	By:_________________________________
Witness	(Bank Officer other than Insured) Title

__________________________	____________________________________
Witness	Daniel W. Brinks

BENEFICIARY DESIGNATION FORM FOR THE OFFICER
 SALARY CONTINUATION AGREEMENT THAT SUPERSEDES
 AND REPLACES THE EXECUTIVE SUPPLEMENTAL
RETIREMENT PLAN AGREEMENT EFFECTIVE JUNE 2, 1998

I.	PRIMARY DESIGNATIONS

A.	Person(s) as a Primary Designation: (Please indicate the percentage for each beneficiary.)
1.	Name:	Relationship:	SS#:	%
Address:
(Street)	(City)	(State)	(Zip)

2.	Name:	Relationship:	SS#:	%
Address:
(Street)	(City)	(State)	(Zip)

3.	Name:	Relationship:	SS#:	%
Address:
(Street)	(City)	(State)	(Zip)

4.	Name:	Relationship:	SS#:	%
Address:
(Street)	(City)	(State)	(Zip)

II.	ESTATE AND/OR TRUST AS PRIMARY DESIGNATIONS

A.	Estate as a Primary Designation: An Estate can still be listed even if there is no will.
My Primary Beneficiary is The Estate of	as set forth in the Last Will and
(Insert full name)
Testament dated the	day of	, 200	and any codicils thereto.

B.	Trust as a Primary Designation:
Name of the Trust:
Execution Date of the Trust:	Name of the Trustee:
Beneficiary of the Trust: (please indicate the percentage for each beneficiary):
Name(s):
Name(s):
Is this an Irrevocable Life Insurance Trust?□ Yes □ No
(If yes and this designation is for a Joint Beneficiary Designation Agreement, an Assignment of Rights form must be completed.)

III.	SECONDARY (CONTINGENT) DESIGNATIONS

A.	Person(s) as a Secondary (Contingent) Designation: (Please indicate the percentage for each beneficiary in the event of the Primary’s Death.)
1.	Name:	Relationship:	SS#:	%
Address:
(Street)	(City)	(State)	(Zip)

2.	Name:	Relationship:	SS#:	%
Address:
(Street)	(City)	(State)	(Zip)

3.	Name:	Relationship:	SS#:	%
Address:
(Street)	(City)	(State)	(Zip)

4.	Name:	Relationship:	SS#:	%
Address:
(Street)	(City)	(State)	(Zip)

IV.	ESTATE AND/OR TRUST AS SECONDARY (CONTINGENT) DESIGNATIONS

A.	Estate as a Secondary (Contingent) Designation:
My Primary Beneficiary is The Estate of	as set forth in the last will and
Testament dated the	day of	, 200	and any codicils thereto.

B.	Trust as a Secondary (Contingent) Designation:
Name of the Trust:
Execution Date of the Trust:	Name of the Trustee:
Beneficiary of the Trust: (please indicate the percentage for each beneficiary):
Name(s):
Name(s):
Is this an Irrevocable Life Insurance Trust?□ Yes □ No
(If yes and this designation is for a Joint Beneficiary Designation Agreement, an Assignment of Rights form must be completed.)

V.	SIGN AND DATE

This Beneficiary Designation Form is valid until the participant notifies the bank in writing.

_________________________	__________________________
Daniel W. Brinks	Date